UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2026
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Blue Owl Digital Infrastructure Trust
(Exact name of registrant as specified in its charter)
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Maryland	000-56758	33-5055663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N Riverside Plaza, 37th Floor Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 215-2015
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
The information set forth in Items 2.01 and 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.
Item 2.01. Completion of Acquisition or Disposition of Assets.
As previously disclosed in the Current Report on Form 8-K filed on May 22, 2026, NVA11A LLC, a Delaware limited liability company (the “Purchaser”) and an indirect wholly-owned subsidiary of Blue Owl Digital Infrastructure Trust, a Maryland statutory trust (the “Trust”), entered into a membership interest purchase agreement on May 18, 2026 (the “Purchase Agreement”) to acquire one hundred percent (100%) of the membership interests in GCDC Purchaser Phase 1 LLC, a Delaware limited liability company (the “GCDC 1 Property Owner”), from an unaffiliated third party seller, US GCDC Phase 1 Holdings LLC, a Delaware limited liability company (the “Seller”). On June 23, 2026, the Purchaser completed the acquisition of the membership interests from the Seller for an aggregate purchase price of approximately $860.6 million, subject to applicable closing adjustments and any amounts required by law to be withheld. By acquiring such membership interests, the Purchaser indirectly acquired the GCDC 1 Property Owner’s fee interest in a 72-megawatt data center facility located in Gainesville, Virginia (the “Property”). The Property is currently 100% leased to a hyperscaler customer.
The acquisition was funded using (i) the Trust’s available cash (which primarily consists of proceeds from the Trust’s continuous private offering) and (ii) a new property-level mortgage loan, which has been securitized through one or more commercial mortgage-backed securities transactions (“CMBS Bonds”) obtained by the Trust in connection with the acquisition, as further described below. Certain of the CMBS Bonds were purchased by funds managed by affiliates of the Trust.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is included as Exhibit 10.1 and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
CMBS Facility
In connection with the acquisition of the Property, on June 23, 2026, GCDC 1 Property Owner entered into a Loan Agreement (the “CMBS Loan Agreement”) with JPMorgan Chase Bank, National Association and Goldman Sachs Bank USA, to borrow an aggregate principal amount of approximately $559.0 million under a secured mortgage loan with fixed rate components secured primarily by a mortgage on the Property (the “CMBS Facility”). The proceeds of the CMBS Facility were used to, among other things, (a) repay existing indebtedness on the Property, (b) pay and/or reimburse costs or borrowings in connection with the acquisition of the Property, and (c) pay costs and expenses incurred in connection with the closing of the CMBS Facility.
The CMBS Facility has an initial term of approximately five years with an anticipated repayment date in July, 2031 (the “Anticipated Repayment Date”) and a maturity date occurring in March, 2040. Prior to the Anticipated Repayment Date, the weighted average of the component rates under the CMBS Facility is approximately 5.465% per annum. Following the Anticipated Repayment Date, the interest rate will be subject to adjustment in accordance with the terms of the CMBS Loan Agreement.
The CMBS Facility is pre-payable in whole or in part, subject to the payment of a yield maintenance premium if such prepayment occurs prior to January 9, 2031. The CMBS Facility includes certain customary representations and warranties, affirmative and negative covenants, reserve requirements and events of default.

In addition, the Operating Partnership provided a customary non-recourse guaranty in connection with the CMBS Facility.
The foregoing description of the CMBS Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the CMBS Loan Agreement which is included as Exhibit 10.2 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of business acquired.
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the latest date on which this Current Report could have been timely filed.
(b) Pro forma financial information.
The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the latest date on which this Current Report could have been timely filed.
(d) Exhibits

Exhibit Number	Description
10.1	Membership Interest Purchase Agreement, dated as of May 18, 2026, by and between US GCDC Phase 1 Holdings LLC and NVA11A LLC
10.2	Loan Agreement, dated as of June 23, 2026, by and among GCDC Purchaser Phase 1 LLC, as borrower, and JPMorgan Chase Bank, National Association and Goldman Sachs Bank USA, as lenders
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Owl Digital Infrastructure Trust

	By:	/s/ Kevin Halleran
		Name:	Kevin Halleran
		Title:	Chief Financial Officer

Date: June 29, 2026